Exhibit 7.1

                     Joint Filing Agreement


     The undersigned hereby agree that the Amendment No. 4 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.


Date: March 24, 1999

                                   Gold & Appel Transfer, S.A.,
                                   a British Virgin Islands corporation


                                   By: /s/ Walt Anderson
                                      -----------------------------------
                                        Walt Anderson, Attorney-in-Fact for
                                        Gold & Appel Transfer, S.A.

                                                               /s/ Walt Anderson
                                       ------------------------------------
                                        Walt Anderson